Exhibit 10.16

    Exhibit 10.16
CONSULTING SERVICES AGREEMENT
This Consulting Services Agreement (this "Agreement") is entered into as of the 1st day of March, 2019, by and among Priority Technology Holdings, Inc., a Delaware corporation (the "Company"), and Bruce E. Mattox (the "Consultant").

W I T N E S S E T H :

WHEREAS, the Company desires for Consultant to provide Services (as defined herein below) as a Consultant to the Board of Directors of the Company (the "Board").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.Appointment of Consultant. Per the request of the Chairman of the Board of Directors of the Company, the Company hereby engages the Consultant to provide Services to the Company and their direct and indirect subsidiaries (each, a "Subsidiary"), including any other entities hereafter formed, acquired or invested in by the Company or their Subsidiaries, and the Consultant hereby accepts such engagement, in each case, on the terms and conditions provided in this Agreement.

2.Board of Directors Supervision. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Board to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time.

3.Services. Subject to Section 2, during the term hereof, the Consultant shall endeavor to serve as a Consultant to the Board, reporting directly to the Chairman of the Board, and through such position maintain accessibility to provide the Company with the following services on such basis as the Consultant and the Board mutually agree upon and deem appropriate in their reasonable discretion (the "Services"):

(a)    assisting the Company with monitoring certain financial, accounting and administrative procedures;

(b)    assisting the Company with respect to certain future acquisition and disposition strategies;

(c)	from time to time investigating business opportunities;

(d)	assisting the Company in monitoring certain risk management strategies;

(e)	monitoring the activities of the management team of the Company;

(f)	assisting the Company with respect to other strategic planning activities; and

(g)	providing such other services as may be reasonably requested by the Company and may be agreed to by the Consultant.

Notwithstanding anything herein to the contrary, nothing herein shall require or obligate the Consultant to engage in any activity which constitutes brokering or providing investment advice.

4.Standard of Care. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any of their Subsidiaries or for any acts or omissions of any kind (including acts or omissions of the Consultant), unless caused by fraud, gross negligence or intentional misconduct of the Consultant as finally determined by a court of competent jurisdiction. The Consultant does not make any warranty, express or implied, with respect to the services to be provided hereunder.

5.	Fees and Reimbursement of Costs.

(a)    Monthly Fee. In consideration of the Services, during the Term of this Agreement, the Company shall pay the Consultant a cash monthly fee equal to $24,166.67 (the "Monthly Fee"). The Company shall pay the Monthly Fee within ten (10) business days following the end of each month during the term hereof.
(b)    Reimbursement of Costs. The Consultant shall not be obligated to make any advance to or for the account of the Company or any of their Subsidiaries. The Consultant shall be reimbursed for any actual and reasonable documented out-of-pocket expenses incurred by Consultant in connection with the performance by the Consultant of his duties hereunder; provided that any such expenses must be pre-approved by the Chairman of the Company, in advance, prior to Consultant incurring such expense for any expense to be reimbursable hereunder. Subject to and in accordance with the foregoing, the Company shall, within 30 days of receipt of appropriate documentation evidencing such pre-approved expenses, reimburse the Consultant by wire transfer of immediately available funds or one day available settlement via Automated Clearing House (ACH) electronic payment means for any such amount paid by the Consultant, which shall be in addition to any other amount payable to the Consultant under this Agreement.

6.Other Interests. The Company acknowledges and agrees that the Consultant shall not be required to devote his full time and business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as are reasonably requested by the Board commensurate with the mutually agreed upon scope of Services as set forth in this Agreement.

7.	Independent Contractor.

(a)    The Consultant shall be an independent contractor, and nothing in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between any Company or any Subsidiary and the Consultant, (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of any Company, Subsidiary or other party, or (iii) to constitute the appointment herein of Consultant or any of his employees as employees, officers, directors, managers or agents of any Company or any Subsidiary. Without the prior written consent of the Board, the Consultant shall not have any authority to, and the Consultant shall not, enter into any contract or agreement on behalf of the Company or any of the Company’s Subsidiaries or otherwise bind or commit any of the Company or the Company’s Subsidiaries.

(b)    The Monthly Fee shall not be deemed to be wages, and therefore, shall not be subject to any withholdings or deductions. The Consultant shall be responsible for all tax payments, estimated tax payments or other tax liabilities, as required. The Company shall issue an Internal Revenue Service Form 1099 to the Consultant to account for the Monthly Fee.

(c)    Nothing contained herein shall be construed to create a relationship of employer and employee between the Company and the Consultant. The Consultant has previously served the Company and its Subsidiaries as the Company’s Chief Financial Officer and Chief Accounting Officer pursuant to that certain Executive Employment Agreement between Bruce E. Mattox and the predecessors of the Company Priority Payment Systems Holdings, LLC, Pipeline Cynergy Holdings, LLC and Priority Holdings LLC (collectively the “Predecessors”) dated May 21, 2014, as amended by that certain Executive Employment Agreement between Bruce E. Mattox and the Company dated December 3, 2018 (collectively, the “Executive Employment Agreement”). Effective as of February 28, 2019, the Consultant ceased to be an employee of the Company or its Subsidiaries.

(d)    As an independent contractor, neither the Consultant nor any of its employees is entitled to any employee benefits provided to the Company employees, such as health insurance, pension benefits, workers' compensation, unemployment insurance, or any similar benefit.

8.	Term and Termination.

(a)    Term. This Agreement shall commence on March 1, 2019 and shall expire on February 29, 2020 (the “Term”).

(b)    Termination. This Agreement may be terminated at any time upon written notice to Consultant by the Company.

(c)    Effect of Termination. In the event of termination of this Agreement for any reason, the Company shall pay to the Consultant: (i) fees owed to the Consultant but not yet paid by the Company as of the effective date of such termination; and (ii) an early termination fee equal to the Monthly Fee times the number of months remaining in the then-current Term of the Agreement. The parties acknowledge and agree that the early termination fee is not a penalty and is a reasonable pre-estimate of the actual damages to be incurred by Consultant in the event of early termination of this Agreement.

9.Indemnification of the Consultant; Limitation of Liability. The Company and their Subsidiaries hereby agree to jointly and severally indemnify and hold harmless the Consultant ("Indemnified Party"), whether in connection with serving as officer, director or manager of the Company or otherwise, from and against all losses, claims, liabilities, suits, costs, damages, judgments, amounts incurred or paid, amounts paid in settlement, fines, penalties and other liabilities and expenses (including reasonable attorneys' fees) ("Losses") directly or indirectly arising from or relating to their performance hereafter of Services to the Company, except for any such Losses resulting from the gross negligence or intentional misconduct of an Indemnified Party, or conduct of an Indemnified Party which constituted fraud. The Company further agrees to reimburse the Indemnified Parties monthly for any cost of defending any action or investigation (including reasonable attorneys' fees and expenses), subject to an undertaking from such Indemnified Party to repay the Company if such party is determined not to be entitled to such indemnity. Notwithstanding anything to the contrary set forth herein, in no event shall the Consultant be liable to the Company and/or their Subsidiaries in connection herewith for any amount in excess of fees actually received by the Consultant under Section 5(a) and Section 5(b); except for any amount arising out of or relating to the gross negligence, intentional misconduct, or fraud of the Consultant. The Company shall pay the amounts described herein within ten (10) days after written demand therefore is delivered to the Company. If and to the extent that the foregoing indemnification undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the otherwise indemnifiable losses, claims, liabilities, suits, costs, damages, judgments, amounts incurred or paid, amounts paid in settlement, fines, penalties and other liabilities and expenses (including reasonable attorneys' fees), to the maximum extent permissible under applicable law. The rights of any Indemnified Party to indemnification hereunder will be in addition to, but without duplication to, any other rights any such person or entity may have under any other agreement or instrument to which such person or entity is or becomes a party or is otherwise a beneficiary or under any applicable law or regulation. The provisions of Section 4 and Section 9 shall survive any termination of this Agreement.

10.Work Product. Company or its applicable Subsidiary shall have exclusive title to and use of all copyrights, patents, trade secrets, or other intellectual property rights associated with any programmed software, procedures, work-flow methods, reports, manuals, visual aids, documentation, ideas, concepts, techniques, inventions, processes, or works of authorship developed, provided or created by the Consultant solely on behalf of the Company ("Work Product"). Company or its applicable Subsidiary shall have the sole right to obtain and to hold in its own name copyright, patent, trademark, trade secret, and any other registrations, or such other protection as may be appropriate to any Work Product, and any extensions and renewals thereof. All such Work Product made in the course of the Services rendered hereunder shall, to the extent possible, be deemed "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"). The Consultant hereby expressly disclaims any interest in any and all Work Product. To the extent that any work performed by the Consultant is found as a matter of law not to be a "work made for hire" under the Act, the Consultant hereby assigns to Company or its applicable Subsidiary the sole right title and interest, including the copyright, in and to all such Work Product, and all copies of them, without further consideration. For purposes of assignment of the Consultant's copyrights in such Work Product, the Consultant hereby appoints Company as its attorney-in-fact for the purpose of executing any and all documents relating to such assignment. The Consultant shall not copyright, patent, trademark, designate as his trade secret, sell, or distribute any Work Product. The Consultant shall give Company or its applicable Subsidiary and person designated by Company such reasonable assistance as may be required to perfect the rights described in this Section, including but not limited to, execution and delivery of instruments of conveyance, as may be appropriate to give full power and proper effect to such assignment in the United States and any foreign country.

11.	Miscellaneous.

(a)    Submission to Jurisdiction; Consent to Service of Process. The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located in Fulton County, Georgia over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)    Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto, if any) represents the entire understanding and agreement between the parties with respect to the subject matter hereof and replaces and supersedes in its entirety any prior agreement or resolution regarding services for the Board of Directors provided by the Consultant to the Company; provided, however, that notwithstanding the foregoing or anything in this Agreement to the contrary, (i) Consultant’s employment with the Company shall be deemed to have occurred under Section 4.A of the Executive Employment Agreement, and (ii) any remaining indemnification obligations under the Executive Employment Agreement and any remaining non-solicit, non-compete, non-hire or other restrictive covenants under the Executive Employment Agreement shall survive execution of this Agreement. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Company, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Company, or the Consultant, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Consultant. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

(d)    Section Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

(e)    Notices. All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery, nationally recognized overnight courier or certified mail at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company, to:

Priority Technology Holdings, Inc.
Attn: Chairman and CEO
2001 Westside Parkway, Suite 155
Alpharetta, Georgia 30004

With a copy (which shall not constitute notice) to:
Priority Technology Holdings, Inc.
Attn: General Counsel
2001 Westside Parkway, Suite 155
Alpharetta, Georgia 30004

If to Consultant, to:
Bruce E. Mattox
3045 Haven Reserve
Milton, Georgia 30004

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the next business day after dispatch, if sent postage pre- paid by nationally recognized, overnight courier guaranteeing next business day delivery, and
(iii) on the 5th business day following the date on which the piece of mail containing such communication is posted, if sent by certified mail, postage prepaid, return receipt requested.

(f)    Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect, the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g)    Binding Effect and Assignment; Third-Party beneficiaries. Except as expressly provided herein, this Agreement shall not be assigned by any party, and no party's obligations hereunder, or any of them, shall be delegated, without the consent of the other party. Except as set forth in Section 9 or otherwise provided herein, there shall be no third-party beneficiaries hereof.

(h)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Agreement.

(i)    Remedies Cumulative. Except as otherwise provided herein, no remedy herein conferred upon a party hereto is intended to be exclusive of any other remedy. No single or partial exercise by a party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof. All remedies under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

(j)    Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The text of all schedules is incorporated herein by reference. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms "hereof", "herein", and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(k)    Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

(l)    Construction. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(m)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(n)    Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
(o)    Attorney's Fees. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

* * * *
IN WITNESS WHEREOF, and intending to be legally bound, the parties have duly executed this Agreement by signing below as of the Effective Date.

PRIORITY TECHNOLOGY HOLDINGS, INC.

BY: /s/ Thomas C. Priore
Name: Thomas C. Priore
Title: Chairman and CEO

CONSULTANT

BY: /s/ Bruce E. Mattox
Name: Bruce E. Mattox
Title: Consultant to the Board of Directors